Exhibit 32(a)

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 302 AND 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Thermodynetics, Inc. (the "Company") on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer (“CEO”) of the Company, hereby certifies to the best of the undersigned's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 in all material respects; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: July 24 , 2009	By:	/s/ Robert A. Lerman
Robert A. Lerman,
President and Chief Executive Officer

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the small business issuer specifically incorporates it by reference.